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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:         Peter A. Cohen            Candace Berman
                  Davox Corporation         CELLIT
                  978-952-0355              305-726-7018
                  pcohen@davox.com          cberman@cellit.com

   Davox Corporation and CELLIT Technologies Combine to Form Concerto Software

             Concerto Software to Deliver Industry's Most Advanced,
                           Comprehensive CIM Solution
     for Contact Centers; Addresses Expanded Market with Combined Technology

                    Davox to Meet Fourth Quarter Expectations

                      Conference Call Today at 1:00 PM EST

Westford, MA and Miami, FL - January 10, 2002 - Davox Corporation (NASDAQ:
DAVX), a proven provider of customer interaction management (CIM) solutions, today announced that it has signed a definitive agreement to acquire CELLIT, Inc., a privately held provider of comprehensive, unified CIM solutions for contact centers, in a cash and stock transaction. Effective immediately, Davox will begin doing business as Concerto Software, Inc.

Concerto Software will provide a unique, comprehensive customer interaction management solution that allows companies to more effectively manage customer communication across all interaction channels, including telephone, fax, email and the Web. This integrated, rapidly deployable solution will enable companies to better communicate with customers, improve customer service, and reduce operating costs.

"Concerto Software is the result of a perfect combination of complementary strengths," said James Foy, CEO of Concerto Software. "CELLIT's innovative technology coupled with Davox's proven solutions, financial strength and global sales and support infrastructure will enable us to quickly deliver the most comprehensive contact center solution to meet the demands of a broad range of companies."

Under the terms of the agreement, Davox will acquire all of the outstanding common and preferred shares of CELLIT in exchange for $10.15 million in cash and 544,217 shares of its common stock, which will be released to CELLIT's preferred shareholders over a two year period. The transaction has been approved by the Board of Directors of each company and the CELLIT stockholders. The transaction is expected to be completed by the end of January. Excluding non-recurring transaction, restructuring and integration expenses and the impact of any amortization of purchased intangibles, Concerto Software anticipates that the transaction will have a neutral effect on its earnings per share for the full fiscal year 2002, with a positive impact to quarterly earnings beginning with the third quarter of 2002.

Concerto Software will be headed by Foy, the current Davox president and CEO. Alex Tellez, the current CELLIT president and CEO, will serve as Concerto Software's executive vice president of Engineering. Other key employees in research & development, sales, and services will remain with Concerto Software.

Davox Corporation will begin the process of obtaining shareholder approval, registering trademarks, changing its NASDAQ ticker symbol and finalizing other regulatory matters in connection with the new corporate name.

Leadership Team Gains New Executives

Ralph Breslauer has joined the Concerto Software management team as executive vice president, Sales and Marketing. Breslauer was most recently senior vice president of Field Operations at eRoom Technology and previously held executive level positions at Informix Software and Ardent Software. Also, Kristina Lengyel will join Concerto Software as vice president of Professional Services. Lengyel was most recently Chief Technology Officer and senior vice president of Operations at insci-statements.com. "We are very excited to have both Ralph and Kristina joining the Concerto Software team," said Foy. "Their proven leadership ability and breadth of experience

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                                                           Davox/CELLIT -- Page2

ensures Concerto Software will effectively leverage the advantages and opportunities that this combination creates for us in the marketplace."

Combined Forces Expand Market Opportunity

Companies today require rapid deployment of a cost-effective, easy-to-use, comprehensive CIM solution from a single, trusted vendor. The worldwide market for CIM products is $979 million in 2001, growing to $5.4 billion by 2006, a 33% compound annual growth rate, according to Ovum, an analyst and consulting company which tracks the CIM market. Concerto Software reaches this market with solutions designed for new and existing contact centers in both large and mid-sized enterprises.

"The combined companies' technology and global sales and support capabilities open up broad new market opportunities for Concerto Software," said Tellez. "We can offer immediate benefits to our existing customers, as well as a strategy to support their future needs. In addition, we can more effectively reach new markets that present high growth opportunities for us."

Preliminary Fourth Quarter Results

Based on preliminary information, Davox expects to report fourth quarter results in line with its expectations and essentially consistent with its pro forma results for the third quarter of 2001. Davox also expects to report improvements in its DSO and cash and investment balances, as well as positive cash flows from operations for the fourth quarter. Davox expects to announce fourth quarter 2001 earnings following market close on January 29, 2002.

"We are pleased with our fourth quarter results in what is still a difficult and uncertain economic environment," said Foy. "We are entering 2002 as a new company in a very healthy financial position and with a compelling market opportunity that we plan to capitalize on."

Teleconference and Webcast

Concerto Software management will host a conference call to discuss the merger at 1:00 PM EST today, January 10, 2002. Press, analysts, investors, and customers can access the live call by dialing 800-946-0785 (from within the U.S.) or 719-457-2661 (from outside the U.S.) and entering passcode 791688, or by visiting the live webcast at www.davox.com. The conference call will be archived from January 10, 2002 at 5:00 PM EST through January 17, 2002 and can be accessed by dialing 888-203-1112 (from within the US) and 719-457-0820 (from outside the US) and entering passcode number 791688.

About Davox

Davox Corporation (NASDAQ: DAVX) is a proven provider of customer interaction management solutions that help companies more effectively manage customer interactions via telephone, email and the Internet. Davox solutions are used by more than 1,000 companies worldwide - including banks, telecommunications firms, utilities and retailers - to provide premium customer service, and to successfully establish and build valuable customer relationships. For further information, visit the Davox website at www.davox.com.

About CELLIT

CELLIT is a leading global provider of comprehensive Customer Interaction Management solutions for contact centers. The company's unified solution, ContactPro(TM), incorporates inbound automatic call distribution with skills- and rules-based routing, outbound predictive dialing, interactive voice response, email management, web chat and collaboration, voice messaging, monitoring, recording and reporting, therefore eliminating the complex multi-vendor integration required in traditional environments. For more information, visit www.cellit.com.

Note: Davox is a registered trademark of Davox Corporation and CELLIT is a trademark of CELLIT, Inc All other trademarks are the property of their respective owners.

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                                                           Davox/CELLIT -- Page3

In addition to historical information contained herein, this press release contains forward-looking statements concerning future expected financial, operating results, and product and marketing strategies. Forward-looking statements in this release include, but are not limited to, estimates of future business prospects or financial results and statements containing the words "believe", "estimate", "project", "expect" or similar expressions. Davox's future actual results could differ materially from the forward-looking statements discussed or implied herein because of risks or uncertainties including, but not limited to, the difficulty of integrating two complex businesses, failure to achieve the beneficial synergies expected from the transaction, the potential for loss of key employees during the integration process, the difficulty in the development, marketing or selling of the Davox solution, risks associated with competition and competitive pricing pressures, technological change, new product introduction and market acceptance, stock price volatility, the ability of Davox to attract and retain key personnel, general economic conditions in the United States and worldwide markets served by Davox, and those other factors discussed from time to time in Davox's public reports filed with the Securities and Exchange Commission, such as those discussed under "Certain Factors That May Affect Future Results" in Davox's quarterly reports on Form 10-Q and annual report on Form 10-K. All forward-looking statements and reasons why results might differ included in this release are made as of the date hereof, and Davox assumes no obligation to update any such forward-looking statements or reasons why results might differ.

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